Exhibit 99.2

April 21, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated April 21, 2005, of Security Capital Corporation and are in agreement with the statements contained in the first sentence of paragraph one and paragraphs two and three on page 2 therein.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP